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                                                                    EXHIBIT 99.5




                    FORM OF STOCK OPTION AGREEMENT, BETWEEN
                          SYNETIC, INC. AND PARTICIPANT
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                  STOCK OPTION AGREEMENT dated as of [ ], 1999 (the "Agreement")
between SYNETIC, INC., a Delaware corporation (the "Company"), and the other party signatory hereto (the "Participant").

                  WHEREAS, Section 4 of the Employment Agreement dated as of May 16, 1999 (the "Employment Agreement") between the Company and the Participant, provides for the granting to the Participant of nonqualified stock options to purchase 650,000 shares of common stock, $.01 par value, of the Company (the "Common Shares") upon the terms and conditions hereinafter set forth and in the Employment Agreement, subject to stockholder approval and the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 16, 1999 (the "Merger Agreement"), among the Company, Marlin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Medical Manager Corporation, a Delaware corporation; and

                  WHEREAS, the Company intends that such options comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code of 1986, as amended;

                  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                  1. Confirmation of Grant of Options; Effectiveness. Pursuant to a determination by the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"), the Company hereby confirms that the Participant has been granted, effective as of the date hereof (the "Date of Grant"), and subject to the terms and conditions of this Agreement and the Employment Agreement and approval by the Company's stockholders at the special meeting called for approval of the Merger (as defined in the Merger Agreement), the number of nonqualified stock options (the "Options") specified at the foot of the signature page hereof. Each such Option shall entitle the Participant to purchase, upon payment of the Option Price specified at the foot of the signature page hereof, one Common Share. The Options shall be exercisable as hereinafter provided. In the event that the transactions contemplated by the Merger Agreement are not consummated, the Options shall be null and void.

                  2. Certain Restrictions. None of the Options may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution. During the Participant's lifetime, an Option shall be exercisable only by the Participant or by the Participant's guardian or legal representative. Each transferee of an Option by will or the laws of descent and distribution shall, as a condition to the transfer thereof, execute an agreement pursuant to which it shall become a party to this Agreement. Any attempt to sell,
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transfer, assign, pledge or otherwise encumber or dispose of any Option contrary to the provisions of this Agreement, and any levy, attachment or similar process upon any Option shall be null and void and without effect, and the Board or the Committee may, in its discretion, upon the happening of any such event, terminate the Options as of the date of such event.

                  3. Terms and Conditions of Options. The Options evidenced hereby are subject to the following terms and conditions:

                  (a) Vesting. Subject to Section 3(b), the Participant's Options shall vest and become exercisable ("Vested Options") in accordance with the following schedule:


                           Anniversary of       % of Options
                           Date of Grant        Exercisable
                           -------------        -----------
                                1st                  20%
                                2nd                  40%
                                3rd                  60%
                                4th                  80%
                                5th                 100%

                  (b) Option Period. (i) The Options shall not be exercisable following the tenth anniversary of the Date of Grant, and shall be subject to earlier termination as provided below.

                  (ii) In the event that the Participant's employment with the Company and its subsidiaries terminates for any reason, the Participant (or the Participant's estate) shall be entitled to exercise the Options which have become Vested Options as of the date of termination, for a period of 30 days following the date of termination; provided, however, that any Options which become Vested Options as of the date of termination of the Employment Period (as defined in the Employment Agreement) pursuant to Section 3(b)(iii) shall remain exercisable on the terms and conditions specified in Section 3(b)(iii). Any Options which have not become Vested Options as of the date of termination shall terminate and be cancelled without any consideration being paid therefor.

                  (iii) In the event that the Employment Period is terminated
(A) as a result of the Participant's death or the Participant becoming Disabled (as defined in the Employment Agreement), (B) by the Company without Cause (as defined in the Employment Agreement) or (C) by the Participant for Good Reason (as defined in the Employment Agreement), the Options shall be fully vested and exercisable as of the date on which the Employment Period terminates, and shall remain exercisable in accordance with the terms and conditions of Section 5.2,
5.3 or 5.5 of the Employment Agreement, respectively. In the event that the Employment Period terminates pursuant to the preceding sentence, the 30-day period specified in Section 3(b)(ii)
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shall commence at the end of the Applicable Period or the Severance Period (as
defined in the Employment Agreement), as the case may be. Notwithstanding the foregoing provisions of this Section 3(b)(iii), the Options shall cease to be exercisable on the occurrence of any circumstance or event that would constitute Cause, including, without limitation, a breach of the covenants contained in
Section 6 of the Employment Agreement.

                  (iv) In the event that a Change in Control (as defined in the Employment Agreement) occurs during the Employment Period, the Options shall be subject to any applicable terms and conditions of Section 4(b) or 4(c) of the Employment Agreement.

                  (v) In the event that, prior to the occurrence of a Change in Control, (A) a material reduction in the Participant's title or responsibilities, as set forth in Section 1.2(a) of the Employment Agreement, occurs, (B) the Participant provides written notice detailing such material reduction to the Company within 30 days after such material reduction occurs and
(C) such material reduction remains in effect 30 days after such written notice is provided to the Company, the Options shall become fully vested and exercisable upon the expiration of the 30- day period described in this clause
(C).

                  (c) Notice of Exercise. Subject to Sections 3(d), 3(f) and 5(b) hereof, the Participant may exercise any or all of the Vested Options (to the extent not forfeited) by giving written notice to the Vice President of Finance of the Company at its principal business office. The date of exercise of a Vested Option shall be the later of (i) the date on which the Vice President of Finance of the Company receives such written notice or (ii) the date on which the conditions provided in Sections 3(d), 3(f) and 5(b) hereof are satisfied.

                  (d) Payment. Prior to the issuance of a certificate pursuant to Section 3(g) hereof evidencing Common Shares, the Participant shall have paid to the Company the Option Price of all Common Shares purchased pursuant to exercise of such Options, in cash or by certified r official bank check, and all applicable tax withholding obligations as provided in Section 5(b) of this Agreement. The Option Price may also be payable by a "cashless" exercise procedure through a broker and approved by the Committee.

                  (e) Shareholder Rights. The Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon the exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to the Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

                  (f) Limitation on Exercise. (i) The Common Shares issued upon exercise of the Options shall be issued only to the Participant or a person permitted to exercise the Options pursuant to Section 3(b)(ii). Each share certificate representing Common Shares purchased upon
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exercise of the Options shall bear a legend stating that the Common Shares evidenced thereby may not be sold or transferred except in compliance with the Securities Act of 1933, as amended (the "1933 Act") and the provisions of this Agreement. The certificate(s) may be made subject to a stop transfer order placed with the Company's transfer agent.

                  (ii) The Options shall not be exercisable unless and until (A) a registration statement under the 1933 Act has been duly filed and declared effective pertaining to the Common Shares subject to such Options and such Common Shares shall have been qualified under applicable state "blue sky" laws, or (B) the Committee in its sole discretion determines that such registration and qualification is not required as a result of the availability of an exemption from such registration and qualification under such laws. The Company shall use all reasonable efforts to file a registration statement with the Securities and Exchange Commission on Form S-8 with respect to the Common Shares subject to an Option on or prior to the date on which such Option becomes exercisable. The Company shall have no obligation to issue any Common Shares pursuant to the exercise of an Option if the Company reasonably determines at the time of such exercise that the issuance of Common Shares at such time would violate applicable law with respect to insider trading or otherwise, or then existing policies of the Company applicable to employees of the Company or its Subsidiaries holding options to purchase Common Shares.

                  (g) Issuance of Certificate. As soon as practicable following the exercise of any Options, a certificate evidencing the number of Common Shares issued in connection with such exercise shall be issued in the name of the Participant.

                  4. Representations and Warranties. The Participant is aware of and familiar with the restrictions imposed on the transfer of any Options. The Participant represents that this Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity. It shall be a further condition to the Company's obligation to issue and deliver to the Participant certificates for Common Shares upon exercise of an Option that the Participant deliver to the Company in writing a representation that the Participant is exercising such Option for his own account and, unless the Common Shares are then registered under the 1933 Act, for investment only and not with a view to distribution and that the Participant will not make any sale, transfer or other disposition of any Common Shares purchased except (i) pursuant to the registration thereof under the 1933 Act, (ii) pursuant to an opinion of counsel satisfactory in form and substance to the Company that the sale, transfer or other disposition may be made without registration, or (iii) pursuant to a "no-action" letter from the Securities and Exchange Commission. The Participant has been advised and understands that the Common Shares must be held indefinitely unless they are registered for resale under the 1933 Act or an exemption from registration is available.
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                  5.  Miscellaneous.

                  (a) No Rights to Grants or Continued Employment. Neither this Agreement nor any action taken or omitted to be taken hereunder or thereunder shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company or any of its subsidiaries or affiliates, or to interfere with or to limit in any way the right of the Company or any of its subsidiaries or affiliates to terminate the employment of the Participant at any time. The Participant shall have no rights in the benefits conferred by the Options or in any Common Shares except to the extent the Options are exercised while vested and exercisable and otherwise in accordance with the terms of this Agreement. Termination of the Options by reason of cessation of employment shall not give rise to any claim for damages by the Participant under this Agreement or the Employment Agreement and shall be without prejudice to any rights or remedies which the Company or any of its subsidiaries or affiliates may have against the Participant.

                  (b) Tax Withholding. The Company and its subsidiaries shall have the right to require the Participant to remit to the Company, prior to the delivery of any certificates evidencing Common Shares pursuant to the exercise of an Option, any amount sufficient to satisfy any federal, state or local tax withholding requirements. With the consent of the Company in its sole discretion, prior to the Company's determination of such withholding liability, the Participant may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Common Shares that would otherwise be received by the Participant. Such election may be denied by the Company in its sole discretion, or may be made subject to certain conditions specified by the Company, including, without limitation, conditions intended to avoid the imposition of liability against the Participant under
Section 16(b) of the Exchange Act.

                  (c) No Restriction on Right of Company to Effect Corporate Changes. This Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (d) Notice of Exercise. Notwithstanding any other provision of this Agreement, the Company may, from time to time, require reasonable notice of the Participant's intent to exercise all or a portion of the Options in order for the Company to comply with any applicable securities laws, including, without limitation, Regulation M under the Exchange Act.
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The Company shall not be liable for any adverse change in the market value of the Common Shares during any such notice period.

                  6.  Adjustment.

                  (a) The number and price per Common Share covered by any Option, and any other rights under any Option, shall be appropriately adjusted, as deemed appropriate by the Board or the Committee, as the case may be (whose good faith determination shall be absolute and binding on the Participant), to reflect any subdivision (stock split) or consolidation (reverse split) of the issued Common Shares, or any other recapitalization of the Company, or any business combination or other transaction involving the Company, which shall substantially affect the rights of holders of Common Shares. The Committee or the Board, as the case may be, shall provide for appropriate adjustment of the Options in the event of stock dividends or distributions of assets or securities of other companies owned by the Company to stockholders relating to Common Shares for which the record date is prior to the date the Common Shares purchased by exercise of the Options are issued or transferred, except that no such adjustment shall be made for stock dividends of 10% or less (cumulatively, in the aggregate) or cash dividends.

                  (b) In the event of a change in the presently authorized Common Shares which is limited to a change of all of its presently authorized Common Shares into the same number of shares without par value, or any change of all of the then authorized Common Shares with par value into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be Common Shares for purposes hereof, and no change in the number of Common Shares covered by the Options or in the Option Price shall take place.

                  7.  Survival; Assignment.

                  (a) All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Options and the Common Shares and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant's or the Company's behalf, shall continue in full force and effect. Without the prior written consent of the Company, the Participant may not assign any of his rights hereunder except by will or the laws of descent and distribution. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

                  (b) The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations, under this Agreement.
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                  8. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to his attention at the most recent mailing address that the Company has on record and, if to the Company, to it at River Drive Center 2, 669 River Drive, Elmwood Park, New Jersey 07407-1361, Telecopier No.: (201) 703-3401, Attention: Vice President of Finance. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

                  9. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

                  10. Source of Rights. This Agreement and the Employment Agreement shall be the sole and exclusive source of any and all rights which the Participant, and the Participant's personal representatives or heirs at law, may have in respect of the Options as granted hereunder. In the event of any conflict between the provisions of the Employment Agreement and of this Agreement, the provisions of the Employment Agreement shall prevail.

                  11. Captions. The captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  12. Interpretation and Construction. The good faith interpretation and construction by the Board or by the Committee of any provision of this Agreement or any provision of the Employment Agreement relating to the Options shall be final and conclusive and binding on the parties hereto.

                  13. Entire Agreement; Governing Law. This Agreement and the Employment Agreement set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey without reference to the choice of law provisions of New Jersey law.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.
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                                            SYNETIC, INC.


                                            By:_________________________________
                                                Name:
                                                Title:

                                            PARTICIPANT

                                            ____________________________________
                                            [NAME]


Number of Options:   650,000

Option Price:        [FAIR MARKET VALUE ON DATE OF GRANT]